INDEMNIFICATION AGREEMENT

THIS AGREEMENT (“Agreement”) dated as of the _____ day of __________, 2022, is by and between The trū Shrimp Companies, Inc., a Delaware corporation (the “Company”), and ___________ _________________ (“Indemnitee”).

RECITALS

A.         Indemnitee is serving as a director and/or officer of the Company, and as such is performing a valuable service for the Company.

B.         Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of publicly-held companies.

C.         The Board of Directors of the Company has determined that enhancing the ability of the Company to attract and retain qualified persons to serve as directors and/or officers is in the best interests of the Company and its stockholders, and that the Company should therefore seek to assure such persons that there will be adequate certainty of protection through indemnification and insurance against risks of claims and actions against them arising out of their service to the Company.

D.         Section 145 of the General Corporation Law of Delaware permits the Company to indemnify and advance expenses to its officers and directors and to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises. The Company’s Bylaws provide that the Company may enter into indemnification agreements that specify the rights and obligations of the Company and such persons with respect to indemnification, advancement of expenses and related matters.

E.         The Company desires to have Indemnitee continue to serve the Company in an Official Capacity (as defined below), and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity and other rights set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee’s continued service to the Company in an Official Capacity, the parties hereto agree as follows:

1.    Definitions. For purposes of this Agreement:

(a)    “Change of Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors of the surviving corporation or parent corporation (in the case of a merger in which the Company becomes a wholly-owned subsidiary of another entity) thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.

(c)    “Effective Date” means the date first above written.

(d)    “Expenses” shall include all direct and indirect costs including, but not limited to, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending (or preparing to investigate, prosecute or defend) a Proceeding, or being or preparing to be a witness in a Proceeding.

(e)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)   “Official Capacity” means Indemnitee’s corporate status as an officer and/or director and any other fiduciary capacity in which Indemnitee serves the Company, its subsidiaries and affiliates, and any other entity which Indemnitee serves in such capacity at the request of the Company’s CEO, its Board of Directors or any committee of its Board of Directors. “Official Capacity” also refers to all actions Indemnitee takes or does not take while serving in such capacity.

(g)  “Proceeding” includes any actual or threatened inquiry, investigation, action, suit, arbitration, or any other such actual or threatened action or occurrence, whether civil, criminal, administrative or investigative, whether or not initiated prior to the Effective Date, except a proceeding initiated by Indemnitee pursuant to Section 8 of this Agreement to enforce his or her rights under this Agreement.

2.    Service by Indemnitee. So long as Indemnitee has or holds an Official Capacity with the Company, Indemnitee will serve in such Official Capacity faithfully and to the best of Indemnitee’s ability. Indemnitee may at any time and for any reason resign from Indemnitee’s Official Capacity (subject to any other contractual obligation or any obligation imposed by operation of law).

3.    Indemnification.

(a)    General. Except as otherwise provided in this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law as such law may from time to time be amended. Indemnitee shall be entitled to the indemnification provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding by reason of his or her Official Capacity or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall indemnify Indemnitee against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee in any Proceeding, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee is determined to have met the standard of conduct set forth in Section 7(a).

(b)    Exceptions. Indemnitee shall receive no indemnification hereunder:

(i)    to the extent such indemnification is expressly prohibited by Delaware law or the public policies of Delaware, the United States of America or agencies of any governmental authority in any jurisdiction governing the matter in question;

(ii)    to the extent payment is actually made to or on behalf of Indemnitee for the amount to which Indemnitee would otherwise have been entitled under this Agreement pursuant to an insurance policy, or another indemnity agreement or arrangement from the Company or other person or entity;

(iii)    in connection with any Proceeding, or part thereof (including claims and permissive counterclaims) initiated by Indemnitee, except a judicial proceeding pursuant to Section 8 to enforce rights under this Agreement, unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Company;

(iv)    with respect to any Proceeding brought by or on behalf of the Company against Indemnitee if Indemnitee failed to act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company;

(v)    with respect to any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Delaware Court of Chancery, or the court in which such Proceeding was brought, shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Expenses as such court shall deem proper.

4.    Advancement of Expenses.

(a)    General. Except as otherwise provided in this Agreement, Expenses incurred by Indemnitee in connection with a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding to the fullest extent permitted by the Delaware General Corporation Law as such law may from time to time be amended. Indemnitee shall be entitled to the advancement provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding by reason of his or her Official Capacity or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall advance to Indemnitee Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5, the Company will not advance or continue to advance Expenses to Indemnitee (except by reason of the fact that Indemnitee is or was a director of the Company in which event this sentence will not apply) in any Proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum, (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion, or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe his conduct was unlawful.

(b)    Affirmation and Undertaking in Connection with Request for Advancement. As a condition precedent to the Company’s advancement of Expenses to Indemnitee, Indemnitee shall provide the Company with (i) a written affirmation by Indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under §145 of the Delaware General Corporation Laws, and (ii) an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals, by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured.

(c)    Exceptions. The Company shall not be obligated to advance Expenses to Indemnitee with respect to claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) as set forth in Section 8(e); (ii) in specific cases if the Company’s Board of Directors has approved the initiation or bringing of such a claim; or (iii) as otherwise required under Section 145 of the DGCL.

5.    Indemnification for Expenses of Successful Party. Notwithstanding the limitations of any other provisions of this Agreement, to the extent that Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any Proceeding without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith. If Indemnitee is partially successful on the merits or otherwise in defense of any Proceeding, such indemnification shall be apportioned appropriately to reflect the degree of success.

6.    Payment of Expenses Incurred in Serving as a Witness. Notwithstanding any other provisions of this Agreement, Indemnitee shall be entitled to payment or reimbursement by the Company of all Expenses reasonably incurred by Indemnitee for serving as a witness by reason of Indemnitee’s Official Capacity in any Proceeding with respect to which Indemnitee is not a party or threatened to be made a party.

7.    Determination of Entitlement to Indemnification.

(a)    Standard of Conduct. Except as provided in Section 5 above, Indemnitee shall be entitled to indemnification pursuant to this Agreement only upon a determination that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)    Manner of Determining Eligibility. Upon written request of the Indemnitee for indemnification, the entitlement of Indemnitee to such requested indemnification shall be determined:

(i)    by the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; or

(ii)    by a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, whether or not such majority constitutes a quorum; or

(iii)    by Independent Counsel in a written opinion to the Board of Directors, or designated committee of the Board, with a copy to Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present, or a majority vote of the Disinterested Directors, or committee of Disinterested Directors; or

(iv)    by the Company’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present; or

(v)    if a Change of Control has occurred, by Independent Counsel (selected by Indemnitee) in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to the Indemnitee.

(c)    Change of Control. The Company agrees that if there is a Change of Control of the Company (other than a Change of Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change of Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification under this Agreement or any other agreements, Company Bylaw, provision in the Certificate of Incorporation or any other document now or hereafter in effect relating to such indemnification, the Company shall seek legal advice from Independent Counsel selected by Indemnitee. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)    Payment of Costs of Determining Eligibility. The Company shall pay all costs associated with its determination of Indemnitee’s eligibility for indemnification.

(e)    Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, notify in writing the Board of Directors or such other person or persons empowered to make the determination requested in Section 7(b), and the Company shall thereafter promptly make such determination or initiate the appropriate process for making such determination. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

8.    Remedies of Indemnitee.

(a)    If (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 4 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) or (c) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within fifteen (15) business days after receipt by the Company of written request therefor, or (v) payment of indemnification pursuant to Section 3 of this Agreement is not made within fifteen (15) business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to seek an adjudication by the United States District Court, District of Minnesota, or the Hennepin County District Court in Minneapolis, Minnesota, of Indemnitee’s right to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)    If a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by that adverse determination. In any judicial proceeding commenced pursuant to this Section 8, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 7 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 8, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Section 8 that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)    The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses (including reasonable attorneys’ fees) and, if requested by an Indemnitee who has provided the affirmation and undertaking required by Section 4(b), shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses (including reasonable attorneys’ fees) that are incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee (i) to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification agreement or provision of the Certificate of Incorporation or the Company’s Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, to the full extent Indemnitee ultimately is determined to be entitled to such indemnification, advance or insurance recovery, as the case may be.

(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of a Proceeding.

9.    Continuation of Obligation of Company. All agreements and obligations of the Company contained in this Agreement shall continue during the period of Indemnitee’s Official Capacity and shall continue thereafter with respect to any Proceedings based on or arising out of Indemnitee’s Official Capacity. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee’s heirs, personal representatives and estate.

10.    Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a)    Except as otherwise provided in Section 10(b), to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such determination is supported by an opinion of qualified legal counsel addressed to the Company, or (iii) the Company shall not within sixty (60) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding.

(b)    The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in subparagraph (a)(ii) above.

(c)    Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

(d)    Until the Company receives notice of a Proceeding from Indemnitee, the Company shall have no obligation to indemnify or advance Expenses to Indemnitee as to Expenses incurred prior to Indemnitee’s notification of Company.

11.    Severability; Prior Indemnification Agreements. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent provided for in this Agreement.

12.    Non-exclusivity. The rights conferred by this Agreement shall not be exclusive of any other right Indemnitee may have or hereafter acquire under any applicable statute, provision of the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise, both as to action in his Official Capacity and as to action in another capacity while holding office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action such Indemnitee took or did not take while serving in an Official Capacity even though the Indemnitee may have ceased to serve in such Official Capacity.

13.    Non-attribution of Actions of Any Indemnitee to Any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Company under this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.

14.    Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

15.    Other Provisions.

(a)    This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b)    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)    This Agreement shall not be deemed an employment contract between the Company and Indemnitee, and the Company shall not be obligated to continue Indemnitee in Indemnitee’s Official Capacity by reason of this Agreement.

(d)    Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e)    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(f)    Indemnitee’s rights under this Agreement shall extend to Indemnitee’s spouse, members of Indemnitee’s immediate family, and Indemnitee’s representative(s), guardian(s), conservator(s), estate, executor(s), administrator(s), and trustee(s), (all of whom are referred to as “Related Parties”), as the case may be, to the extent a Related Party or a Related Party’s property is subject to a Proceeding by reason of Indemnitee’s Official Capacity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

THE TRŪ SHRIMP COMPANIES, INC. By: _______________________________ Name: Title: ___________________________________ Indemnitee

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I, ___________________________________, agree to reimburse The trū Shrimp Companies, Inc., a Delaware corporation (the “Company”), for all Expenses paid to me by the Company for my defense in any civil or criminal action, suit, or Proceeding (as defined in my Indemnification Agreement with the Company), if and to the extent it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.

____________________________________ Name: Title: Date: _______________________________